Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
NutraCea
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-110585 and 333-135814) of NutraCea of our report dated February 24, 2011, relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO USA, LLP
Phoenix, Arizona

February 24, 2011